Exhibit 99.1

Matinas BioPharma Regains Compliance with NYSE American Continued Listing Standards

BEDMINSTER, N.J. (March 22, 2024) – Matinas BioPharma Holdings, Inc. (NYSE American: MTNB), a clinical-stage biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology, today announced that on March 21, 2024, the Company received written notification from the NYSE American LLC (“NYSE American”) stating that the Company has regained compliance with the NYSE American’s continued listing standards. Specifically, the Company has resolved the continued listing deficiency with respect to the low selling price of its common stock as described in Section 1003(f)(v) of the NYSE American Company Guide due to shares of its common stock demonstrating sustained price improvement.

In the notification, the NYSE American informed the Company that the below compliance (“.BC”) indicator will no longer be disseminated at the opening of trading on March 22, 2024, and the Company will be removed from the NYSE American noncompliant issuers list on the NYSE American’s website.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

Matinas’ lead LNC-based therapy is MAT2203, an oral formulation of the broad-spectrum antifungal drug amphotericin B, which although highly potent, can be associated with significant toxicity. Matinas’ LNC platform provides oral delivery of amphotericin B without the significant nephrotoxicity otherwise associated with IV-delivered formulations. Combining comparable fungicidal activity with targeted delivery results in a lower risk of toxicity and potentially creates the ideal antifungal agent for the treatment of invasive fungal infections. MAT2203 was successfully evaluated in the completed Phase 2 EnACT study in HIV patients suffering from cryptococcal meningitis, meeting its primary endpoint and achieving robust survival. MAT2203 will be further evaluated in a single Phase 3 registration trial (the “ORALTO” trial) as an oral step-down monotherapy following treatment with AmBisome® (liposomal amphotericin B) compared with the standard of care in patients with invasive aspergillosis who have limited treatment options.

In addition to MAT2203, preclinical and clinical data have demonstrated that this novel technology can potentially provide solutions to many challenges of achieving safe and effective intracellular delivery of both small molecules and larger, more complex molecular cargos including small oligonucleotides such as ASOs and siRNA. The combination of its unique mechanism of action and flexibility with routes of administration (including oral) positions Matinas’ LNC technology to potentially become a preferred next-generation orally available intracellular drug delivery platform. For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s compliance with the NYSE American’s continued listing standards, product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate, and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

LHA Investor Relations

Jody Cain

Jcain@lhai.com

310-691-7100

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